                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

                               THE TALBOTS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
   [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [TALBOTS LOGO]

                                                                  April 29, 1999

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1999

Dear Shareholder:

     It is a pleasure for us to extend to you a cordial invitation to attend the 1999 Annual Meeting of Shareholders of The Talbots, Inc. to be held at 10:00 a.m. on May 27, 1999 at BankBoston, N.A., first floor auditorium, 100 Federal Street, Boston, Massachusetts. The Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     Your vote at the Annual Meeting is important to Talbots and we ask you to complete, sign and return the enclosed proxy. Please mark the appropriate box on the proxy card if you plan to attend.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ ARNOLD ZETCHER

                                            ARNOLD B. ZETCHER
                                            President and Chief
                                            Executive Officer

                               THE TALBOTS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

                            ------------------------

To Talbots Shareholders:

     The Annual Meeting of Shareholders of The Talbots, Inc. will be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Thursday, May 27, 1999, at 10:00 a.m., for the following purposes:

        1.  To elect eight directors.

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year.

        3. To act upon such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on April 8, 1999 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.

                                            By order of the Board of Directors,

                                            RICHARD T. O'CONNELL, JR.
                                            Secretary

April 29, 1999

     YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                               THE TALBOTS, INC.
                                175 BEAL STREET
                          HINGHAM, MASSACHUSETTS 02043

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 27, 1999

                                PROXY STATEMENT

     This Proxy Statement is being furnished to the shareholders of The Talbots, Inc. (the "Company" or "Talbots") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, May 27, 1999, at 10:00 a.m., at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts and at any postponement or adjournment (the "Annual Meeting"). At the Annual Meeting, shareholders are being asked to vote on (1) the election of eight directors and (2) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year.

     This Proxy Statement, Notice of Annual Meeting and accompanying proxy are first being mailed to shareholders on or about May 3, 1999.

                                    GENERAL

     The holders of shares of common stock of the Company of record at the close of business on April 8, 1999 are entitled to vote such shares at the Annual Meeting. On April 8, 1999, there were 31,159,803 shares of common stock of the Company outstanding. The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business.

     Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

     Proxies marked "abstain" on a matter will be considered to be represented at the Annual Meeting, but not voted for such purposes. Abstentions will be disregarded and will have no effect on the election of directors, but will have the same effect as a vote against the ratification of the appointment of auditors. Broker non-votes, that is, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters and as to which non-voted matters the broker indicates that it does not have discretionary authority, would be considered to be represented at a shareholders' meeting but would be considered to be voted only as to those matters actually voted on. At this Annual Meeting, brokers will have discretionary authority to vote on each of the matters being proposed.

     Shares of common stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted by the persons designated in the proxy for the election of the Board of Directors' nominees for director, for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year and, with respect to any other matters properly submitted to shareholders at the Annual Meeting, as recommended by the Board of Directors or, if no such recommendation is given, in their discretion.

     A proxy may be revoked by filing with the Secretary of the Company, prior to the exercise of the proxy, either a written revocation of that proxy or a new proxy bearing a later date. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

     This proxy solicitation is being made by the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of common stock.

     More than a majority of the outstanding shares of common stock of the Company is owned by JUSCO (U.S.A.), Inc., a Delaware corporation ("JUSCO USA"), which is a wholly owned subsidiary of JUSCO Co., Ltd., a Japanese retail conglomerate ("JUSCO"). JUSCO USA has advised the Company that it intends to vote all such shares for the election of the nominees for director named in this Proxy Statement and for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     General. Directors will hold office until the next Annual Meeting and until their successors are chosen and qualified. The Company has inquired of each nominee and determined that each will serve if elected. In the event that any of the nominees should become unavailable for election, the persons named in the accompanying proxy intend to vote for such other person, if any, as the Board of Directors may designate as a substitute nominee. The Board of Directors recommends that shareholders vote "FOR" such nominees for director.

     Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company, except for Isao Tsuruta who is a new nominee for director. Masaharu Isogai, a director of the Company since 1993, is retiring from the Board of Directors.

TAKUYA OKADA

     Mr. Okada, 73, has been Chairman of the Board of Directors of the Company since 1988 and the President and a Director of JUSCO USA since 1988. Mr. Okada has been Chairman of the Board of Directors, Chief Executive Officer and a Representative Director of JUSCO, the Japanese parent corporation of JUSCO USA, since 1984, and a Managing Director of JUSCO (Europe) B.V. since 1988. Mr. Okada is also a member of the Board of Directors of various other affiliates of JUSCO. Mr. Okada is the father of Motoya Okada, a Director of the Company.

ARNOLD B. ZETCHER

     Mr. Zetcher, 58, joined the Company as President in 1987. He has been President, Chief Executive Officer and a Director of the Company since 1988. Mr. Zetcher was Chairman and Chief Executive Officer of John Breuner Company, a home furnishings division of BATUS, and prior to that, Chairman and Chief Executive Officer of Kohl's Food Stores, another BATUS division. Mr. Zetcher also served as Chairman and Chief Executive Officer of Bonwit Teller in New York and served in various capacities during his 10 years with Federated Department Stores.

EIJI AKIYAMA

     Mr. Akiyama, 66, was elected a Director of the Company in 1993. Mr. Akiyama has been Executive Vice Chairman and a Director of JUSCO since 1995 and was Executive Vice President and a Director of JUSCO from 1989, when he joined JUSCO. Prior to 1989, Mr. Akiyama worked for The Dai-Ichi Kangyo Bank, Limited, where he was a Director from 1985 to 1988 and a Managing Director from 1988 to 1989. Mr. Akiyama has been a Director of JUSCO USA since 1989.

ELIZABETH T. KENNAN

     Ms. Kennan, 61, was elected a Director of the Company in 1993. Ms. Kennan was the President of Mount Holyoke College from 1978 to 1995, at which time she became President Emeritus, and served as President of Five Colleges Incorporated from 1985 to 1994. Ms. Kennan also serves as a Director of The Putnam Funds, Kentucky Home Capital Companies, Bell Atlantic Corporation and Northeast Utilities. Ms. Kennan is Chairperson of the Company's Audit Committee and a member of the Company's Compensation Committee.

H. JAMES METSCHER

     Mr. Metscher, 42, joined Talbots as Executive Vice President and Chief Merchandising Officer in November 1998 and was appointed a Director in March 1998. Mr. Metscher was employed by Liz Claiborne, Inc. from 1993 to 1996, first as President of its First Issue division and later as President of the Liz Claiborne Retail Division. From 1996 to 1998 he was President and Chief Executive Officer of The Custom Foot, a venture capital backed specialty footwear company. See "New Executive Vice President" on page 8. Mr. Metscher had also been employed by Talbots from 1984 to 1993, holding positions of increasing responsibility including Vice President, Merchandising and finally Vice President, Product Development.

MOTOYA OKADA

     Mr. Motoya Okada, 47, was elected a Director of the Company in 1993. Mr. Okada has been President of JUSCO since 1997 and was Senior Managing Director of JUSCO from 1995 to 1997. Mr. Okada also served as Managing Director of JUSCO from 1992 to 1995 and a Director of JUSCO from 1990 to 1992. Mr. Okada was President of Talbots Japan Co., Ltd., a subsidiary of JUSCO, from 1990 to 1997. Mr. Okada has been a Director of JUSCO USA since 1992.

ISAO TSURUTA

     Mr. Tsuruta, age 49, is currently Senior Vice President of JUSCO USA, a wholly owned subsidiary of JUSCO. Mr. Tsuruta joined JUSCO in 1989 and started his career as Assistant Vice President of JUSCO USA. Mr. Tsuruta was promoted to Vice President & Deputy General Manager of JUSCO USA in 1990 and became Senior Vice President of JUSCO USA in 1996.

MARK H. WILLES

     Mr. Willes, 57, has been a Director of the Company since 1988. He is the Chairman of the Board, President and Chief Executive Officer and a Director of The Times Mirror Company and Publisher of the Los Angeles Times. Mr. Willes served in various executive management positions at General Mills, Inc. from 1985 to 1995, including Vice Chairman, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. Mr. Willes also serves as a Director of Black & Decker Corporation. Mr. Willes is Chairperson of the Company's Compensation Committee and a member of the Company's Audit Committee.

     Director Compensation; Attendance; Committees. The Chairman of the Board of Directors receives an annual retainer of $50,000, plus expenses, and each other director who is not part of the Company's management or otherwise compensated as a consultant or advisor to the Company receives an annual retainer of $23,000 plus expenses. The chairperson of each Board committee receives an additional annual retainer of $5,000. Pursuant to the 1995 Directors Stock Option Plan, a director who is not an employee of the Company is entitled to receive annually upon election or reelection to the Board of Directors an option to purchase between 3,000 and 5,000 shares of the Company's common stock at an exercise price equal to the fair market value of the common stock as of the date of grant.

     In fiscal 1998, the Board of Directors held four meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. There is no standing nominating committee. Each director attended all of the meetings of the Board of Directors and of the Committees of which he or she was a member. Mr. Willes and Ms. Kennan are the current members of both the Audit Committee and the Compensation Committee.

     Audit Committee. The Audit Committee functions as a communication point among non-Audit Committee directors, the independent auditors, the internal audit personnel and the Company's management as their respective duties relate to financial accounting, reporting and internal controls. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, reporting practices of the Company and the sufficiency of auditing. Ms. Kennan is Chairperson of the Audit Committee.

     Compensation Committee. The principal responsibilities of the Compensation Committee include the determination of compensation for the senior officers of the Company including salary and incentive based plans, determination of awards under and administration of the Company's 1993 Executive Stock Based Incentive Plan, and ongoing review, in consultation with Company executive management, the Board of Directors, and outside compensation consultants, of the policies relating to compensation of the Company's senior officers, with the goal of encouraging superior Company performance. Mr. Willes is Chairperson of the Compensation Committee.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation information for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company and for Mr. Shulman who was an executive officer of the Company during fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                                           AWARDS
                                                  ANNUAL COMPENSATION           -----------------------------
                                          -----------------------------------                      NUMBER OF
                                                                 OTHER ANNUAL                      SECURITIES    ALL OTHER
                                 FISCAL                          COMPENSATION   RESTRICTED STOCK   UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)       ($)         AWARD(S)($)(3)    OPTIONS(#)      ($)(4)
-------------------------------  ------   ---------   --------   ------------   ----------------   ----------   ------------
Arnold B. Zetcher, President      1998     718,500    814,800       --               873,348        100,000         32,223
and Chief Executive Officer       1997     718,500    195,600       --               --              90,000         39,827
                                  1996     697,500    461,100       --               --             100,000         41,487

H. James Metscher, Executive      1998     136,538      --          --               387,038         25,000         --
Vice President, Chief
Merchandising Officer(1)

Edward L. Larsen, Senior Vice     1998     273,824    160,200       --               217,597         23,000         11,119
President, Finance, Treasurer     1997     273,824     37,700       --               --              20,700         15,620
and Chief Financial Officer       1996     265,848     97,600       --               --              23,000         15,905

Stuart M. Stolper, Senior Vice    1998     262,469    171,300       --               217,597         23,000         10,857
President, Human Resources        1997     262,469     39,700       --               --              20,700         10,557
                                  1996     254,824     93,600       --               --              23,000         16,461

Richard T. O'Connell, Jr.,        1998     223,727    140,900       --               217,597         23,000          8,156
Senior Vice President, Legal      1997     223,727     33,800       --               --              20,700          8,896
and Real Estate, and Secretary    1996     217,210     79,800       --               --              23,000          4,500

Mark Shulman, Former Executive    1998     532,731    180,000      543,635(2)        414,470*        50,000      1,400,000(5)
Vice President, Chief Operating   1997     153,462     40,000       --               299,130        130,000         --
Officer and Chief Merchandising
Officer

---------------
 * Mr. Shulman forfeited all of his 1998 restricted stock award (28,000 shares valued at $769,720 at 1998 fiscal year end) and part of his 1997 restricted stock award (6,000 shares valued at $164,940 at 1998 fiscal year end) in connection with his separation from employment in December 1998.

(1) Mr. Metscher joined the Company as Executive Vice President and Chief Merchandising Officer in November 1998. Mr. Metscher's annual salary in fiscal 1998 was $450,000.

(2) Represents (i) relocation costs including selling costs, relocation allowance and offset, and temporary housing of $329,957, and (ii) tax obligation reimbursement of $213,678 related to such costs.

(3) Restricted stock awards vest in one-third increments beginning in the third year from the grant date. Holders of restricted stock are entitled to receive all declared dividends. The number and value of such restricted stock at the end of fiscal 1998 for each of the current executive officers named above is: Mr. Zetcher, 59,000 shares, $1,621,910; Mr. Metscher, 15,000 shares, $412,350; Mr. Larsen, 14,700 shares, $404,103; Mr. Stolper, 14,700 shares, $404,103; and Mr. O'Connell, 14,700 shares, $404,103.

(4) The amounts shown for each executive, other than Mr. Shulman, as to fiscal 1998 represent Company contributions to the Company's Retirement Savings Voluntary Plan and the Supplemental Savings Plan.

(5) Represents amount payable pursuant to termination of employment agreement.

     Option Grants in Last Fiscal Year. The table below shows information regarding grants of stock options made to the named executive officers during fiscal 1998 under the Company's 1993 Executive Stock Based

Incentive Plan. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten year term of the options. These potential realizable values are based solely on arbitrarily assumed rates of appreciation specified in applicable regulations promulgated by the Securities and Exchange Commission ("SEC"). Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                            NUMBER OF      % OF TOTAL                                 AT ASSUMED ANNUAL RATES
                           SECURITIES       OPTIONS                                 OF STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO    EXERCISE OR                     FOR OPTION TERM($)
                             OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   ----------------------------
          NAME            GRANTED(#)(1)   FISCAL YEAR     ($/SH)(2)       DATE           5%             10%
------------------------  -------------   ------------   -----------   ----------   ------------    ------------
Arnold B. Zetcher            100,000          19.0         14.8125      02/10/08       931,550       2,360,731
H. James Metscher             25,000           4.7         25.8125      11/23/08       405,834       1,028,462
Edward L. Larsen              23,000           4.4         14.8125      02/10/08       214,257         542,968
Stuart M. Stolper             23,000           4.4         14.8125      02/10/08       214,257         542,968
Richard T. O'Connell, Jr.     23,000           4.4         14.8125      02/10/08       214,257         542,968
Mark Shulman                  50,000           9.5         14.8125      12/20/01       465,775       1,180,366

---------------
(1) Options become exercisable in one-third increments beginning one year from date of grant, except for Mr. Shulman whose 1998 options became exercisable in 1999 in connection with his termination of employment.

(2) Represents the market value of the Company's common stock on the date of grant.

     Option Exercises and Year-End Option Holdings. The following table shows information regarding option exercises during fiscal 1998 as well as fiscal 1998 year-end option holdings for each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                               SHARES        VALUE       UNDERLYING UNEXERCISED            IN-THE-MONEY
                             ACQUIRED ON    REALIZED      OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)
          NAME               EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------    -----------    --------    -------------------------    -------------------------
Arnold B. Zetcher               --            --             432,564/193,334            1,164,059/1,422,450
H. James Metscher               --            --                   0/ 25,000                    0/   42,188
Edward L. Larsen                --            --              98,557/ 44,467              260,273/  327,164
Stuart M. Stolper               --            --              98,557/ 44,467              260,273/  327,164
Richard T. O'Connell, Jr.       --            --              98,557/ 44,467              260,273/  327,164
Mark Shulman                  20,000        83,750            23,333/ 50,000               59,791/  634,350

     Retirement Benefits. The Company has a tax-qualified defined benefit plan for salaried employees that provides pensions payable at retirement to each eligible employee. The Company also has a supplemental retirement plan for certain of its salaried employees that provides generally for the payment of supplemental benefits equal to that portion of pension benefits earned under the terms of the pension plan for salaried employees in excess of certain statutory limits. The amount of an employee's benefits depends on factors including final average compensation and years of credited service up to thirty years. Benefits vest after five years of service. The following table sets forth the aggregate estimated annual retirement benefits as of January 30, 1999 under the two plans.

                                 PENSION PLAN TABLE

                                         YEARS OF CREDITED SERVICE
                 --------------------------------------------------------------------------
REMUNERATION        5          10         15         20         25         30         35
------------     --------   --------   --------   --------   --------   --------   --------
$  125,000          9,300     18,599     27,899     37,198     46,498     55,798     55,798
   150,000         11,300     22,599     33,899     45,198     56,498     67,798     67,798
   175,000         13,300     26,599     39,899     53,198     66,498     79,798     79,798
   200,000         15,300     30,599     45,899     61,198     76,498     91,798     91,798
   225,000         17,300     34,599     51,899     69,198     86,498    103,798    103,798
   250,000         19,300     38,599     57,899     77,198     96,498    115,798    115,798
   300,000         23,300     46,599     69,899     93,198    116,498    139,798    139,798
   350,000         27,300     54,599     81,899    109,198    136,498    163,798    163,798
   400,000         31,300     62,599     93,899    125,198    156,498    187,798    187,798
   450,000         35,300     70,599    105,899    141,198    176,498    211,798    211,798
   500,000         39,300     78,599    117,899    157,198    196,498    235,798    235,798
   550,000         43,300     86,599    129,899    173,198    216,498    259,798    259,798
   600,000         47,300     94,599    141,899    189,198    236,498    283,798    283,798
   650,000         51,300    102,599    153,899    205,198    256,498    307,798    307,798
   700,000         55,300    110,599    165,899    221,198    276,498    331,798    331,798
   750,000         59,300    118,599    177,899    237,198    296,498    355,798    355,798
   800,000         63,300    126,599    189,899    253,198    316,498    379,798    379,798
   850,000         67,300    134,599    201,899    269,198    336,498    403,798    403,798
   900,000         71,300    142,599    213,899    285,198    356,498    427,798    427,798
   950,000         75,300    150,599    225,899    301,198    376,498    451,798    451,798
 1,000,000         79,300    158,599    237,899    317,198    396,498    475,798    475,798
 1,050,000         83,300    166,599    249,899    333,198    416,498    499,798    499,798
 1,100,000         87,300    174,599    261,899    349,198    436,498    523,798    523,798
 1,150,000         91,300    182,599    273,899    365,198    456,498    547,798    547,798
 1,200,000         95,300    190,599    285,899    381,198    476,498    571,798    571,798
 1,250,000         99,300    198,599    297,899    397,198    496,498    595,798    595,798
 1,300,000        103,300    206,599    309,899    413,198    516,498    619,798    619,798
 1,450,000        115,300    230,599    345,899    461,198    576,498    691,798    691,798
 1,500,000        119,300    238,599    357,899    477,198    596,498    715,798    715,798

     The years of credited service under the two plans at January 30, 1999 for Messrs. Zetcher, Metscher, Larsen, Stolper, O'Connell and Shulman were 11, 10, 8, 21, 12 and 1, respectively. Covered compensation under the pension plan and the supplemental retirement plan at January 30, 1999 for Messrs. Zetcher, Metscher, Larsen, Stolper, O'Connell and Shulman was $1,208,951, $176,288, $384,071, $360,306, $303,361 and $447,616, respectively. Covered compensation under the two plans includes salary and bonus and any amounts deferred under any formal plan of deferred compensation sponsored by the Company but excludes other forms of compensation included in the Summary Compensation Table. Benefits set forth in the Pension Plan Table are computed on the basis of a straight life annuity, payable at age 65, and are subject to deduction for any benefits paid or payable from a predecessor pension plan but are not subject to deduction for social security.

     New Executive Vice President. H. James Metscher was appointed by the Board of Directors in November 1998 as Executive Vice President and Chief Merchandising Officer of the Company, and was appointed a director of the Company in March 1999. Prior to his employment by Talbots, Mr. Metscher had been president and chief executive officer of The Custom Foot from November 1996 to May 1998. The Custom Foot, a venture capital backed specialty footwear company, discontinued its business in May 1998 and initiated a liquidation of assets. In connection with his employment by Talbots, Mr. Metscher entered into an employment agreement with Talbots, with Compensation Committee approval, on terms, including base salary, incentive bonus, stock options and restricted stock (see "Summary Compensation Table" and "Employment Agreements and Change in Control Agreements") at a negotiated level commensurate with securing the services of an individual with his management and retail experience.

     Employment Agreements and Change in Control Agreements. The Company has employment agreements with each of Mr. Zetcher and Mr. Metscher (collectively the "Executives" and individually an "Executive"). Mr. Zetcher's employment agreement continues until the end of fiscal 1999 and is renewable for three year terms thereafter unless at least six months prior notice of nonrenewal is given. Mr. Metscher's agreement continues until the end of fiscal 2001 and is renewable for three year terms thereafter unless at least six months notice of nonrenewal is given. Neither executive may directly or indirectly engage in or carry on any business in competition with the principal business of the Company for a period of two years after the termination of employment with the Company if such termination was made by such Executive without good reason or by the Company for cause.

     Mr. Zetcher's agreement provides for his employment as President and Chief Executive Officer of the Company at a base salary, to be reviewed annually, of not less than his 1993 base salary. Mr. Zetcher is also eligible to receive a cash bonus each year pursuant to the Company's Management Incentive Plan ("MIP"). Mr. Metscher's agreement provides for his employment as Executive Vice President and Chief Merchandising Officer of the Company at a base salary, to be reviewed annually, of not less than his 1998 base salary of $450,000. Mr. Metscher's agreement also provides for his eligibility to receive a bonus each year pursuant to the MIP with a minimum guaranteed bonus of $150,000 for fiscal 1999. Mr. Metscher is also entitled to receive certain amounts in connection with his relocation. Each Executive is also entitled to certain insurance, retirement and other benefits and to reimbursement of certain expenses.

     Each of these employment agreements also provides that if the employment of the Executive is terminated by the Company without "cause" or by the Executive for "good reason," the Executive will be entitled to a separation allowance in a single lump payment equal to twice the sum of (i) his annual base salary at the rate in effect at the time his employment was terminated and (ii) the annual bonus paid or payable to him for the year immediately prior to the year in which his employment was terminated. In addition, each Executive would be entitled to benefits under the executive medical, dental and life insurance plans of the Company for up to two years subsequent to termination. Each Executive would also have the right to exercise his vested stock options for a period of not less than three years from termination.

     In the event there is a "change in control" of the Company, and, within 24 months thereafter, an Executive's employment is terminated either by the Company without cause or by the Executive for good reason, the Executive will be entitled to payment of an amount equal to (i) two times such Executive's annual base salary (equal to the greater of the rate in effect on his termination date or 180 days prior thereto) and the maximum bonus payable to him under the MIP in effect as of the last full fiscal year prior to his termination date, (ii) the maximum bonus payable to the Executive under the MIP for the year in which the Executive's employment was terminated, pro rated for the portion of the year in which the Executive was employed, and (iii) three times the present value of the Executive's accrued benefits under the Company's supplemental retirement plan as of the date of termination. Any grant of restricted stock made to the Executive under the Plan will also provide for acceleration of vesting upon the Executive's termination of employment within

24 months after a change in control. The Executive would also be entitled to certain insurance and other benefits after termination for up to two years.

     A "change in control" is defined generally to include significant changes in the stock ownership of the Company and certain changes in the Company's Board of Directors. "Good reason" is defined generally to include certain reductions in duties or reporting responsibilities, certain unapproved relocations, certain reductions in compensation or benefits, and material breaches of the agreement by the Company. "Cause" is defined to include certain failures to perform, felony conviction, certain conflicts of interest, repeated acts of material misconduct, and material breaches of the agreement by the Executive.

     The Company also had an employment agreement with Mr. Shulman whose employment as an executive officer of the Company ended in December 1998. The agreement provided that if Mr. Shulman's employment was terminated by the Company without cause he was entitled to a separation allowance equal to two times the sum of his base salary at the rate in effect at the time his employment was terminated and the annual bonus paid to him for the year immediately prior to the year in which his employment was terminated; in satisfaction of this obligation he received a lump sum separation payment of $1,400,000. In addition, pursuant to his employment agreement and separation agreement he is entitled to a continuation of benefits under the executive medical, dental, long-term disability and life insurance plans of the Company for up to two years following termination and became vested in 50,000 shares of nonqualified stock options awarded in 1998. He may exercise vested stock options for up to three years. Mr. Shulman forfeited all of his other unvested stock options. Mr. Shulman also forfeited all unvested restricted stock awards in connection with such termination of employment, which had a 1998 fiscal year-end value of $934,660.

     The Company also has a change in control agreement with each of Messrs. Larsen, Stolper and O'Connell and certain other officers. Under each agreement, if the Company terminates such officer's employment without cause within twelve months following a "change in control", the Company will pay to such officer an amount equal to the sum of (i) such officer's annual base salary at the rate in effect on the date of termination and (ii) an amount calculated in accordance with a formula which takes into account such officer's annual base salary, the job level and performance of such officer, and the financial performance of the Company. In addition, each officer would be entitled to certain insurance and other benefits for up to one year after termination.

Report on Compensation of Executive Officers

     Compensation matters for the Company's executive officers for fiscal 1998 were reviewed and approved by the Compensation Committee of the Board of Directors.

     The overall objective of the Company's executive compensation program is to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

     The Company's compensation program for its executive officers consists of three basic components: base salary, annual incentive compensation, and stock based compensation.

     In order to assess the general competitiveness of its overall pay structure for senior management, at regular intervals the Company obtains published data of compensation practices of the retail industry from independent compensation consultants and trade group publications. From this published data the Company compares positions of similar size, scope and complexity. The companies included in such published surveys of the general retail industry include both apparel and nonapparel companies (the "retail survey group") and represent a broader range and are not necessarily the same retail companies as included in the Peer Group Index of selected retail apparel companies set forth in the Performance Graph below.

     Base Salary. Base salary for the Chief Executive Officer is established by the Compensation Committee each year, and base salary for the Company's other executive officers is established each year by the Chief Executive Officer, subject to review and ratification by the Compensation Committee, based on the Chief Executive Officer's evaluation and assessment of each individual's level of responsibility and performance over the previous year.

     Base salary ranges for the Company's executive officers including the Chief Executive Officer for fiscal 1997 had been targeted to be approximately at or near the 50th percentile range of base pay of the retail survey group for positions of similar size, scope and complexity. For fiscal 1998, the Chief Executive Officer recommended to the Compensation Committee that no change be made in base salary for any of the named executive officers, based on the financial performance of the Company for fiscal 1997.

     Management Incentive Plan. The Company believes that a substantial percentage of each executive officer's compensation should be tied directly to the financial performance of the Company as well as the executive's individual performance. Annual incentive compensation for fiscal 1998 for executive officers including the Chief Executive Officer was determined pursuant to the Company's MIP. Cash incentive awards under the MIP are made annually to those management employees who are in certain established position levels within the Company including all executive officers.

     Awards granted pursuant to the MIP are based on the following factors: a Company financial performance rating and an individual performance rating. For fiscal 1998 the Company performance rating was based on the Company's earnings per share in relation to a pre-established earnings per share target. The individual performance rating was based on a subjective evaluation and assessment of each individual's performance during the year measured against his or her responsibilities for the year.

     For fiscal 1998, Company performance ratings against the pre-established earnings goal ranged from zero to 1.8 and individual performance ratings ranged from zero to 1.5. These ratings were combined with the participant's target incentive participation rate (which is a percentage of base salary based on position level and for fiscal 1998 ranged from 20% for certain officers up to 45% for the Chief Executive Officer). The weights assigned were 50% for Company performance ratings and 50% for individual performance ratings.

     For fiscal 1998 MIP awards, the Company's performance rating against the earnings per share goal, which was internally established for MIP purposes, was
1.8. The Chief Executive Officer made recommendations to the Compensation Committee on the individual performance ratings for all executive officers other than himself. The Compensation Committee then reviewed and finally approved the 1998 individual performance ratings for all executive officers including the Chief Executive Officer. Individual performance ratings for the executive officers named in the Summary Compensation Table averaged 1.39 for fiscal 1998.

     Stock Based Compensation. The Board of Directors and the Compensation Committee are each of the view that stock ownership or its equivalent by management serves to align the interests of management with the Company's shareholders.

     Stock options are granted at fair market value at the time of grant and are intended to align executive compensation opportunities with shareholder returns. Stock options are intended to provide long term compensation, and future grants of options or other awards will be periodically reviewed and determined by the Compensation Committee of the Board. Stock options granted during fiscal 1998 were made at levels determined to be approximately the median for annual stock grants of a group of certain retail companies considered by the Compensation Committee and its outside compensation consultant. Restricted stock grants were made to key executives, including the Chief Executive Officer, in an effort to further align the interests of management with the Company's shareholders and to help retain key executives during the restriction period. The specific number of restricted shares granted was determined by the Compensation Committee in an effort to provide key executives with the opportunity to earn above market median total compensation based on stock price performance. Shares are restricted in that they may not be sold or transferred until they vest. Shares vest in one-third installments on the third, fourth and fifth anniversaries of the date of grant.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1 million paid to the chief executive officer or to any of the four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company does not believe that Section 162(m) deduction limits for fiscal 1998 will be material in terms of net financial effect or number of persons covered and therefore the Company does not intend to restructure fiscal 1999 compensation arrangements. The Company and the Compensation Committee will continue to monitor this matter.

                                            Compensation Committee
                                            of the Board of Directors

                                            Mark H. Willes, Chairperson
                                            Elizabeth T. Kennan

Performance Graph

     The following graph compares the percentage change in the cumulative total shareholders' return on the Company's common stock on a year-end basis, using the last day of trading prior to the Company's fiscal year end, from January 28, 1994 to January 29, 1999, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Dow Jones Retailers-All Specialty Index for the same period. In accordance with the rules of the SEC, the returns are indexed to a value of $100 at January 28, 1994 and assume that all dividends were reinvested.

           COMPARISON OF YEAR END CUMULATIVE TOTAL RETURN OF TALBOTS, S&P 500 INDEX, AND DOW JONES RETAILERS-ALL SPECIALTY INDEX

                                                                                                        DOW JONES RETAILERS - ALL
                                                    THE TALBOTS, INC.         STANDARD & POOR'S 500             SPECIALTY
                                                    -----------------         ---------------------     -------------------------
1/28/94                                                    100                         100                         100
1/27/95                                                    129                         101                         104
2/2/96                                                     118                         140                         110
1/31/97                                                    120                         177                         131
1/30/98                                                     64                         224                         199
1/29/99                                                    120                         297                         346

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors is comprised of two outside independent directors, Mark H. Willes and Elizabeth T. Kennan.

     Mr. Isogai, a director of the Company, is Chairman of the Board of Directors of Revman Industries Inc., a subsidiary of JUSCO USA. Mr. Zetcher, President, Chief Executive Officer and a director of the Company, is also a director of Revman Industries Inc. The Company has had a consulting contract with Mr. Isogai under which he has provided advice with respect to strategic planning and other related issues concerning the Company and maintains on behalf of the Company a working relationship with banks and other financial institutions, in particular Japanese banks. Mr. Isogai has received an annual fee of $250,000 plus expenses for his services.

     Certain Transactions with Related Parties. In connection with the Company's 1993 initial public offering, the Company, through its wholly owned subsidiary The Classics Chicago, Inc. ("Classics Chicago"), purchased the Talbots trade name and certain other trademarks (the "Trademarks") in all countries of the world other than Australia, New Zealand, Japan, China and certain other Asian countries (the "Territory") from JUSCO (Europe) B.V. ("JUSCO (Europe)"), a subsidiary of JUSCO. Under the trademark purchase agreement and a license agreement with Classics Chicago, the Company also obtained the non-exclusive right to manufacture products bearing the Trademarks outside the Territory for export to the Territory and, for a royalty equal to 1% of net catalog sales outside the Territory, to distribute catalogs bearing the Trademarks and to make catalog sales to customers of the Company outside the Territory. Such catalog license may be terminated by JUSCO (Europe) at any time with four months prior written notice. Talbots Japan Co., Ltd. ("Talbots Japan"), a subsidiary of JUSCO, is the non-exclusive licensee of the Trademarks within Japan and other countries outside the Territory. Under the trademark purchase agreement, JUSCO (Europe) retains the right in its discretion to disapprove the assignment by Classics Chicago of any rights in the Trademarks in the Territory to any party. Such retained right may be purchased by Classics Chicago at its option should JUSCO (Europe) attempt to sell or otherwise transfer such retained right to a third party or should JUSCO (Europe) and its affiliates cease to own a majority of the Company's voting stock. The purchase price to Classics Chicago of such retained right will be the lesser of the fair market value of such retained right on the date of exercise of the option and $2.0 million. Classics Chicago licenses the right to use the Trademarks to the Company and its other subsidiaries.

     The Company has a services agreement with Talbots Japan under which the Company renders services, primarily in the merchandising and import operation areas, as requested by Talbots Japan on a cost reimbursement basis. At January 30, 1999, the amount due from Talbots Japan under this services agreement was approximately $334,753. In addition, at January 30, 1999, approximately $5,944,757 was due to the Company from Talbots Japan for merchandise purchases. The Company also realizes certain net expenses from time to time in the course of its merchandising and sales relationship with Talbots Japan which are not material in amount. During fiscal 1998, the Company also made its merchandising and store management information systems available to Talbots Japan. The Company charges back to Talbots Japan all one time and ongoing costs related to this project. At January 30, 1999, the amount due from Talbots Japan under this arrangement was $361,451.

     In February 1995, the Company implemented a stock repurchase program (the "Repurchase Program") for the purchase of up to one million shares of the Company's common stock over a two year period. In October 1995 the Company completed the Repurchase Program and in November 1995 the Company extended the Repurchase Program for the purchase of up to an additional $40 million of its common stock over a period of up to an additional two years, which was completed. The Repurchase Program was again extended in May 1997 for the purchase of an additional $40 million of its common stock over a period of up to an additional two years. Under the Repurchase Program, the Company repurchases shares in the open market and purchases a proportionate number of shares from JUSCO USA so as to maintain the same percentage stock ownership of the Company between JUSCO USA and the public shareholders. The price of the common stock purchased from JUSCO USA is equal to the weighted average price of the common stock paid to the public shareholders.

     JUSCO USA, the Company and its domestic subsidiaries entered into a tax allocation agreement at the time of the Company's 1993 IPO for the allocation of
(1) consolidated federal income tax liability and any similar state or local taxes and (2) all other taxes. Under the agreement, JUSCO USA, the Company and its domestic subsidiaries would generally share the consolidated federal income tax liability and liability for similar state and local taxes in accordance with their election for earnings and profits purposes. However, the allocation would only be applicable as to any year in which JUSCO USA owned at least 80% of the common stock of the Company and since the date of the 1993 IPO, JUSCO USA has owned significantly less than 80% of the Company's common stock. See "Beneficial Ownership of Common Stock."

     Concurrently with the Company's 1993 IPO, JUSCO USA entered into a shareholder's agreement with the Company pursuant to which the Company agreed, subject to certain limitations, to provide JUSCO USA with one demand registration right per year, upon exercise of which the Company would be obligated to register under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law, at the expense of JUSCO USA, some or all of the Company's common stock beneficially owned by JUSCO USA. The agreement also provides that if the Company proposes to register shares of common stock under the Securities Act for its own account, then JUSCO USA has a right to request that the Company register JUSCO USA's shares of Company common stock. JUSCO USA will bear the incremental cost of registering its shares in any such offering. If JUSCO USA's shares of the Company's common stock are not included in two registrations of shares of common stock by the Company for the Company's own account due to the judgment of the managing underwriter to exclude JUSCO USA's shares, the Company will file an additional registration statement to register JUSCO USA's shares, and expenses incurred in connection with such additional registration will be paid by the Company. The Company and JUSCO USA will indemnify each other against certain liabilities under the Securities Act in connection with any such registration statements.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Certain Beneficial Owners. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding common stock of the Company as of April 1, 1999. Such beneficial owner has sole voting and investment power as to such shares.

    BENEFICIAL OWNER       NUMBER OF SHARES   PERCENT OF CLASS
    ----------------       ----------------   ----------------
JUSCO (U.S.A.), Inc.          19,610,819            62.7%
520 Madison Ave
New York, NY 10022

     Stock Ownership of Directors and Executive Officers. The following table sets forth certain information as to beneficial ownership of the outstanding common stock of the Company, as of April 1, 1999, by each director and nominee of the Company, each of the individuals listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to such shares. No director, nominee or executive officer beneficially owns more than one percent of the total outstanding common stock, and all directors and executive officers as a group own approximately 5.0% of the outstanding common stock.

                                 NO. OF SHARES
                                   OF COMMON
   NAME OF BENEFICIAL OWNER       STOCK(1)(2)
   ------------------------      -------------
T. Okada.......................       29,999
A.B. Zetcher...................      584,515
E. Akiyama.....................        8,000
M. Isogai......................       11,000
E.T. Kennan....................        8,349
M. Okada.......................        8,000
I. Tsuruta.....................           --
M.H. Willes....................       12,999

                                 NO. OF SHARES
                                   OF COMMON
   NAME OF BENEFICIAL OWNER       STOCK(1)(2)
   ------------------------      -------------
H.J. Metscher..................       16,250
E.L. Larsen(3).................      143,010
R.T. O'Connell, Jr.............      130,626
S.M. Stolper...................      134,180
M. Shulman*....................       76,513
All executive officers and
  directors as a group (18
  persons)(4)..................    1,623,705

---------------
* No longer an executive officer.

(1) The shares listed include shares of restricted stock granted, and subject to forfeiture, under the Company's 1993 Executive Stock Based Incentive Plan, as follows: Mr. Zetcher, 59,000; Mr. Metscher 15,000; Mr. Larsen, 14,700; Mr. Stolper, 14,700; Mr. O'Connell, 14,700; and all executive officers as a group, 188,300. The listed shares also include shares subject to currently exercisable stock options as follows: Mr. T. Okada, 9,999; Mr. Zetcher, 465,897; Mr. Akiyama, 6,000; Mr. Isogai 6,000; Ms. Kennan, 7,999; Mr. M.
    Okada, 6,000; Mr. Willes, 7,999; Mr. Larsen, 96,223; Mr. Stolper, 106,223;
    Mr. O'Connell, 106,223; Mr. Shulman, 73,333; and all executive officers and directors as a group, 1,231,931.

(2) Messrs. T. Okada, E. Akiyama and M. Okada are directors or officers or both of JUSCO and JUSCO USA and Mr. Tsuruta is an officer of JUSCO USA. Each disclaims beneficial ownership of the common stock of the Company owned by JUSCO USA and such shares are not included in their individual share ownership.

(3) Includes 10,000 shares owned jointly with spouse.

(4) Includes 750 shares held by immediate family members, as to which shares beneficial ownership is disclaimed.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding ownership of the Company's common stock with the SEC, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely.

                                     ITEM 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors to make an examination of the accounts of the Company for the 1999 fiscal year. Deloitte & Touche LLP has served as the Company's independent auditors since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement, notice of meeting and proxy relating to the 2000 Annual Meeting, not later than January 4, 2000.

     The Company's Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any annual meeting of shareholders, or to bring business before an annual meeting of shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible to be considered for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an annual meeting of shareholders, by a shareholder who has given timely written notice to the

Secretary of the Company of such shareholder's intention to bring such business before the meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder's notice must also contain certain information specified in the Bylaws.

     SHAREHOLDERS, UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY, 175 BEAL STREET, HINGHAM, MASSACHUSETTS 02043, MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SEC FOR THE 1998 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

                                                                      1247-PS-99

                                     PROXY

                THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TALBOTS, INC.

     The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts on May 27, 1999, at 10:00 a.m., and at any adjournments or postponements of such meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND 2. PLEASE VOTE PROMPTLY.

-------------                                                      -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
     SIDE                                                              SIDE
-------------                                                      -------------

[TALBOTS LOGO]                                               THIS IS YOUR PROXY.
c/o EquiServe                                            YOUR VOTE IS IMPORTANT.
P.O. Box 8040
Boston, MA 02266-8040


Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure that your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                    COMPANY HIGHLIGHTS DURING FISCAL 1998


* Company sales for fiscal 1998 increased 8% to $1,142.2 million. Comp store sales grew 3.6% and catalog sales increased 6% over 1997.

* In November 1998, the Company appointed H. James Metscher, Executive Vice President, Chief Merchandising Officer. Mr. Metscher was appointed to the Company's Board of Directors in March 1999.

*  During the fiscal year, the Company opened 39 new stores.

* During the fiscal year, the Company repurchased $20.1 million of its common stock.






                         [1247-THE TALBOTS INC. EMPLOYEE PLAN][FILE NAME: TA239A.ELX][VERSION-1][4/26/99]

TA2329A                                                     DETACH HERE
----------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    1. ELECTION OF DIRECTORS
                                                                                                              FOR  AGAINST  ABSTAIN
       To elect the following Nominees as Directors:              2. SELECTION OF AUDITORS                    [ ]    [ ]      [ ]
       Nominees: Takuya Okada, Arnold B. Zetcher, Eiji Akiyama       To ratify the appointment of Deloitte &
       Elizabeth T. Kennan, Motoya Okada, Isao Tsuruta and           Touche LLP as auditors for the 1999
       Mark H. Willes.                                               fiscal year.

           FOR                      WITHHELD
           ALL       [ ]        [ ] FROM ALL
           NOMINEES                 NOMINEES

       [ ]______________________________________                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  [ ]
          For all nominees except as noted above
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]

                                                                 (Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

 Signature _______________________________ Date _____________    Signature _______________________________ Date ______________


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


                                     PROXY

                THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 27, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TALBOTS, INC.

     The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and
Richard T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at BankBoston, N.A., 100 Federal Street,
Boston, Massachusetts on May 27, 1999, at 10:00 a.m., and at any adjournments or postponements of such meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS
PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND 2. PLEASE VOTE PROMPTLY.

-------------                                                      -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
     SIDE                                                              SIDE
-------------                                                      -------------

[TALBOTS LOGO]                                               THIS IS YOUR PROXY.
c/o EquiServe                                            YOUR VOTE IS IMPORTANT.
P.O. Box 8040
Boston, MA 02266-8040


Regardless of whether you plan to attend the Annual Meeting of Shareholders, please ensure that your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                    COMPANY HIGHLIGHTS DURING FISCAL 1998


* Company sales for fiscal 1998 increased 8% to $1,142.2 million. Comp store sales grew 3.6% and catalog sales increased 6% over 1997.

* In November 1998, the Company appointed H. James Metscher, Executive Vice President, Chief Merchandising Officer. Mr. Metscher was appointed to the Company's Board of Directors in March 1999.

*  During the fiscal year, the Company opened 39 new stores.

* During the fiscal year, the Company repurchased $20.1 million of its common stock.



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
                         [1247-THE TALBOTS INC. EMPLOYEE PLAN][FILE NAME: TAL38A.ELX][VERSION-4][4/20/99]

TAL38A                                                      DETACH HERE
----------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    1. ELECTION OF DIRECTORS
                                                                                                              FOR  AGAINST  ABSTAIN
       To elect the following Nominees as Directors:              2. SELECTION OF AUDITORS                    [ ]    [ ]      [ ]
       Nominees: Takuya Okada, Arnold B. Zetcher, Eiji Akiyama       To ratify the appointment of Deloitte &
       Elizabeth T. Kennan, Motoya Okada, Isao Tsuruta and           Touche LLP as auditors for the 1999
       Mark H. Willes.                                               fiscal year.

           FOR                      WITHHELD
           ALL       [ ]        [ ] FROM ALL
           NOMINEES                 NOMINEES

       [ ]______________________________________                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  [ ]
          For all nominees except as noted above
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                [ ]

                                                                 (Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

 Signature _______________________________ Date _____________    Signature _______________________________ Date ______________


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